Exhibit 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In conjunction with the Quarterly Report on Form 10-Q of UST Inc. (“Registrant”) for the quarterly period ending March 31, 2004 as filed with the Securities and Exchange Commission and amended by Amendment No. 1 thereto (the “Report”), Vincent A. Gierer, Jr., as Chief Executive Officer of Registrant, and Robert T. D’Alessandro, as Chief Financial Officer of Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ Vincent A. Gierer, Jr.

Chairman of the Board, Chief Executive Officer and President
May 13, 2004

/s/ Robert T. D’Alessandro

Senior Vice President and Chief Financial Officer
May 13, 2004

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Registrant for purposes of § 18 of the Securities Exchange Act of 1934, as amended.